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                                 EXHIBIT 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into Charles E. Smith Residential Realty, Inc.'s previously filed Registration Statement File No. 33-82382, Registration Statement File No. 33-93986, Registration Statement File No. 33-80835, Registration Statement File No. 333-340, Registration Statement File No. 333-8129, and Registration Statement File No. 333-17053.

                                                /s/ ARTHUR ANDERSEN LLP

                                                ARTHUR ANDERSEN LLP


Washington, D.C.
March 27, 1997




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